As filed with the Securities and Exchange Commission on June 10, 2021

Registration No. 333-239204

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IAC/INTERACTIVECORP

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	84-3727412 (I.R.S. Employer Identification No.)

555 West 18th Street

New York, New York 10011

(212) 314-7300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kendall F. Handler, Esq.

Senior Vice President, General Counsel and Secretary

IAC/InterActiveCorp

555 West 18th Street

New York, New York 10011

(212) 314-7300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrew J. Nussbaum, Esq.

Jenna E. Levine, Esq.

Wachtell, Lipton, Rosen &
Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the U.S. Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	13,750 shares	N/A	N/A	N/A

(1)	Represents shares of common stock, par value $0.0001 per share, of IAC/InterActiveCorp (formerly known as IAC Holdings, Inc.) (“IAC”) that may be acquired by certain participants in the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan upon the exercise of options to acquire IAC common stock issued pursuant to such plan and held by current (and upon any termination of their employment, former) employees of Match Group Holdings II, LLC and its subsidiaries who are not employees of IAC, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such option. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued pursuant to the awards relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)	All filing fees payable in connection with the registration of these securities were already paid in connection with the filing of IAC’s original registration statement on Form S-1 (File No. 333-239204) filed with the Securities and Exchange Commission on June 16, 2020, to which this Registration Statement is Post-Effective Amendment No. 1. Accordingly, no additional filing fee is required.

EXPLANATORY NOTE

On June 30, 2020, IAC/InterActiveCorp, a Delaware corporation (formerly known as IAC Holdings, Inc., “IAC,” “we,” “us,” “our,” the “Company” or the “Registrant”), completed the separation of the businesses of Match Group, Inc. from the remaining businesses of IAC (the “Separation”).

IAC’s original registration statement on Form S-1 (File No. 333-239204) filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2020, to which this Registration Statement is Post-Effective Amendment No. 1 (the “Registration Statement”), covered 45,572 shares of IAC common stock, par value $0.001 per share, underlying options to purchase shares of the common stock of IAC that were granted under the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan and the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (together, the “Plans”) to current and former employees of Match Group Holdings, II, LLC (formerly known as “Match Group, Inc.” and referred to as “Old Match”) and its subsidiaries and to former employees of IAC and its subsidiaries at the time of the Separation (excluding Old Match and its subsidiaries) who, in each case, were not employees of IAC, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such options.

On May 25, 2021, IAC and Vimeo, Inc. completed a series of transactions that resulted in the separation of the Vimeo business from IAC’s other businesses (the “Spin-off”). In connection with the Spin-off, shares of common stock, par value $0.001, of IAC were reclassified into shares of common stock, par value $0.0001, of IAC (“IAC Common Stock”), and the options issued under the Plans became exercisable for shares of IAC Common Stock. Immediately following the completion of the Spin-off, there were 13,750 shares of IAC Common Stock underlying options to purchase shares of IAC Common Stock that were granted under the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (the “2013 Plan”) to current (and upon any termination of their employment, former) employees of Old Match and its subsidiaries who are not employees of IAC, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such options.

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed to convert the Registration Statement into a Registration Statement on Form S-3 and contains an updated prospectus relating to the offering and sale of the shares of IAC Common Stock remaining available for issuance under the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement amends and restates the information contained in the Registration Statement under the headings contained herein.

All filing fees payable in connection with the registration of the shares of the IAC Common Stock covered by the Registration Statement were paid by the Registrant at the time of the initial filing of the Registration Statement.

PROSPECTUS

IAC/INTERACTIVECORP

13,750 Shares of Common Stock, Par Value $0.0001 Per Share

The 13,750 shares of common stock covered by the registration statement of which this prospectus forms a part are issuable upon exercise of options to purchase shares of the common stock of IAC/InterActiveCorp, a Delaware corporation (“IAC,” “we,” “us,” “our,” the “Company” or the “Registrant”) that were granted under the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (the “2013 Plan”) to current and former employees of Match Group Holdings, II, LLC (formerly known as “Match Group, Inc.” and referred to as “Old Match”) and its subsidiaries who are not employees of IAC, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such options. All awards are subject to the terms of the 2013 Plan and the applicable award agreement. Any proceeds received by IAC from the exercise of stock options covered by the 2013 Plan will be used for general corporate purposes.

Our common stock is listed on The Nasdaq Global Select Market (“NASDAQ”) under the symbol “IAC”. On June 9, 2021, the last sale price of our common stock as reported on the NASDAQ was $153.83 per share.

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2021.

-i-

ABOUT IAC/INTERACTIVECORP

IAC/InterActiveCorp (Nasdaq: IAC) is a Delaware corporation that today has majority ownership of Angi Inc., which also includes HomeAdvisor Powered by Angi and Handy, and operates Dotdash and Care.com, among many other businesses.

Our principal executive offices are located at 555 West 18th Street, New York, NY 10011. Our telephone number is (212) 314-7300 and our website is www.iac.com. That website and the information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

WHERE YOU CAN FIND MORE INFORMATION

The Registrant files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-39356. Such documents, reports and information are also available on our website: ir.iac.com. That website and the information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

We have filed a post-effective amendment on Form S-3, including exhibits, to our registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of our common stock being offered by this prospectus. This prospectus is a part of the post-effective amendment, but does not contain all of the information included in the post-effective amendment or the exhibits thereto. You should refer to the registration statement, including its amendments, supplements, exhibits and schedules, for further information about us and our common stock. Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and, if the contract or document is filed as an exhibit to a registration statement, is qualified in all respects by reference to the relevant exhibit.

The SEC allows issuers to “incorporate by reference” the information filed with it, which means that the Registrant can disclose important information to you by referring you to those documents. The information that the Registrant incorporates by reference is an important part of this prospectus, and later information that the Registrant files with the SEC will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (unless otherwise indicated therein), including any exhibits included with such Items, until the termination of the offering under this prospectus. The following documents are incorporated herein by reference:

1.	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 17, 2021;

2.	the portions of the Definitive Proxy Statement/Prospectus/Consent Solicitation Statement filed by the Registrant and Vimeo, Inc. (formerly known as Vimeo Holdings, Inc.) filed on April 8, 2021, incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020;

3.	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 10, 2021; and

4.	the Registrant’s Current Reports on Form 8-K filed on January 26, 2021, April 2, 2021, April 9, 2021, May 14, 2021, May 28, 2021, June 1, 2021 and June 8, 2021.

The Registrant will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus (other than exhibits to any such document not specifically described above) by oral request or by written request at the following address:

IAC/InterActiveCorp

555 West 18th Street

New York, New York 10011

Telephone: (212) 314-7400

ir@iac.com

Attn: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. The Registrant has not authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus and in any supplement hereto. The Registrant has not authorized anyone to provide you with different information.  The Registrant is not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and in any supplement hereto is accurate only as of the date on its cover page and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other materials IAC has filed or will file with the SEC contain or incorporate by reference statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “believe,” “anticipate” and similar expressions, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends and prospects in the markets and industries in which IAC operates, business prospects and strategies and anticipated financial position, liquidity and capital needs. For those statements, IAC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements reflect IAC’s judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although IAC believes that the estimates and projections reflected in any forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on IAC’s future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described under the caption “Risk Factors.” Important factors, some of which are described under the caption “Risk Factors,” that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, among others:

•	risks and uncertainties discussed in this prospectus and other reports that IAC has filed with the SEC;

•	IAC’s ability to market its products and services in a successful and cost-effective manner;

•	the display of links to websites offering IAC’s products and services in a prominent manner in search results;

•	changes in IAC’s relationship with (or policies implemented by) Google;

•	IAC’s continued ability to market, distribute and monetize its products and services through search engines, digital app stores and social media platforms;

•	the failure or delay of the markets and industries in which IAC’s businesses operate to migrate online and the continued growth and acceptance of online products and services as effective alternatives to traditional products and services;

•	IAC’s continued ability to develop and monetize versions of its products and services for mobile and other digital devices;

•	IAC’s ability to establish and maintain relationships with quality and trustworthy service professionals and caregivers;

•	the ability of Angi Inc. to successfully implement its brand initiative (which could involve substantial costs, including as a result of a continued negative impact on its organic search placement) and expand Angi Services (its pre-priced offerings);

•	IAC’s ability to engage directly with users, subscribers, consumers, service professionals and caregivers directly on a timely basis;

•	IAC’s ability to access, collect and use personal data about its users and subscribers;

•	the ability of IAC’s Chairman and Senior Executive, certain members of his family and IAC’s Chief Executive Officer to exercise significant influence over the composition of IAC’s board of directors, matters subject to stockholder approval and its operations;

•	IAC’s inability to freely access the cash of Angi Inc. and its subsidiaries;

•	dilution with respect to IAC’s investment in Angi Inc.;

•	IAC’s ability to compete;

•	adverse economic events or trends (particularly those that adversely impact advertising spending levels and consumer confidence and spending behavior), either generally and/or in any of the markets in which IAC’s businesses operate;

•	IAC’s ability to build, maintain and/or enhance its various brands;

•	the impact of the COVID-19 outbreak on IAC’s businesses;

•	IAC’s ability to protect its systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, as well as cyberattacks experienced by third parties;

•	the occurrence of data security breaches and/or fraud;

•	increased liabilities and costs related to the processing, storage, use and disclosure of personal and confidential user information;

•	the integrity, quality, efficiency and scalability of IAC’s systems, technology and infrastructure (and those of third parties with whom we do business);

•	changes in key personnel;

•	the risks inherent in the completed separation of Vimeo, Inc. from the other businesses of IAC, including uncertainties related to, among other things, whether the expected benefits of the transaction will be realized, on the anticipated timeline or at all; any litigation arising out of or relating to the transaction; the expected tax treatment of the transaction; and the impact of the transaction on the businesses of IAC; and

•	other circumstances beyond IAC’s control.

IAC believes these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. IAC is not under any obligation, and IAC does not intend, to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, see the discussions under “Risk Factors.” In addition, we discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and IAC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS

You should carefully consider any specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of the Registrant’s annual reports on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus, and the risks set forth under the caption “Risk Factors” in the Definitive Proxy Statement/Prospectus/Consent Solicitation Statement filed by the Registrant and Vimeo, Inc. (formerly known as Vimeo Holdings, Inc.) with the SEC on April 8, 2021, to the extent relating to the Registrant and the Registrant’s securities, before making an investment decision. For more information, see “Where You Can Find More Information.” The Registrant cannot assure you of a profit or protect you against a loss on the shares of common stock that you acquire under the 2013 Plan.

USE OF PROCEEDS

Any proceeds received by IAC from the exercise of options covered by the 2013 Plan will be used for general corporate purposes. These proceeds represent the exercise prices for the options.

PLAN OF DISTRIBUTION

Shares of IAC Common Stock offered hereby will be issued upon the exercise and settlement of options to purchase IAC Common Stock issued pursuant to the 2013 Plan described below.

DESCRIPTION OF IAC CAPITAL STOCK

The following is a description of the material terms of IAC’s capital stock. The following description is not meant to be complete and is qualified by reference to IAC’s restated certificate of incorporation (as amended from time to time, the “IAC certificate of incorporation”) and amended and restated by-laws (the “IAC by-laws”) and the Delaware General Corporation Law (the “DGCL”). Copies of the current IAC certificate of incorporation, as amended through the date of this prospectus supplement, and the IAC by-laws are incorporated by reference herein and are filed as exhibits 3.1, 3.2 and 3.3 of the registration statement of which this prospectus forms a part. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information.” We urge you to read the IAC certificate of incorporation and the IAC by-laws in their entirety.

IAC Authorized Capital Stock

IAC’s authorized capital stock consists of 1,600,000,000 shares of IAC Common Stock, 400,000,000 shares of IAC Class B common stock, par value $0.0001 per share, and 100,000,000 shares of IAC preferred stock, par value $0.01 per share, 1,413,740 shares of which have been designated as Series A Cumulative Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).

IAC Common Stock

In general, the holders of IAC Common Stock vote together as a single class with the holders of IAC Class B common stock on all matters, including the election of directors; provided, however, that the holders of IAC Common Stock, acting as a single class, are entitled to elect twenty-five percent (25%) of the total number of IAC directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of IAC Common Stock entitles the holder to one vote per share. The IAC certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of IAC preferred stock created by the IAC board of directors from time to time, including the Series A Preferred Stock, the holders of IAC Common Stock will be entitled, share-for-share with the holders of the IAC Class B common stock, to such dividends as may be declared from time to time by the IAC board of directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, are entitled to receive, pro rata, share-for-share with the holders of the IAC Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of IAC preferred stock, including any series that may be issued in the future.

IAC Class B Common Stock

In general, the holders of IAC Class B common stock vote together as a single class with the holders of IAC Common Stock on all matters, including the election of directors; provided, however, that the holders of IAC Common Stock, acting as a single class, are entitled to elect twenty-five percent (25%) of the total number of IAC directors, rounded up to the next whole number in the event of a fraction. The holders of IAC Class B common stock are entitled to ten votes per share. The IAC certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of IAC preferred stock created by the IAC board of directors from time to time, including the Series A Preferred Stock, the holders of IAC Class B common stock are entitled, share-for-share with the holders of the IAC Common Stock, to such dividends as may be declared from time to time by the IAC board of directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, are entitled to receive pro rata, share-for-share with the holders of the IAC Common Stock, all assets available for distribution after payment of a proper amount to the holders of any series of IAC preferred stock, including any series that may be issued in the future.

IAC Preferred Stock

IAC has the authority to issue shares of IAC preferred stock from time to time in one or more series. The IAC board of directors has the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations and restrictions of IAC preferred stock.

IAC has designated 1,413,740 shares of IAC preferred stock as shares of Series A Preferred Stock. All outstanding shares of Series A Preferred Stock are held by a wholly-owned subsidiary of IAC. The Series A Preferred Stock has a face value per share of $1,000.00, and ranks prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of IAC, to all outstanding classes or series of common stock. The holders of shares of Series A Preferred Stock are entitled to receive, if, as and when declared by the IAC board of directors, dividends in the amount of 7.50% of the face value per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization). In the event of any liquidation, dissolution or winding up of IAC, whether voluntary or involuntary, the holders of the Series A Preferred Stock are entitled to receive, out of the assets of IAC available for distribution to IAC’s stockholders, an amount equal to the dividends accrued and unpaid on the outstanding shares of Series A Preferred Stock to the date of final distribution to such holders, whether or not declared, without interest, plus $1,000 per share of Series A Preferred Stock, before any payment is made or assets are distributed to the holders of IAC Common Stock or any other class or series of IAC’s capital stock ranking junior as to liquidation rights to the Series A Preferred Stock. Shares of Series A Preferred Stock may be redeemed by IAC, at IAC’s option, at any time or from time to time after June 30, 2040, at a redemption price equal to the face value per share plus all dividends on the shares being redeemed that are accrued and unpaid thereon, whether or not declared or due, to the date fixed for redemption. Shares of Series A Preferred Stock are generally entitled to ten votes per share on any matter that is submitted to a vote or to the consent of the stockholders of IAC; however, pursuant to the DGCL, the holders of such shares will generally not be entitled to vote while such shares are held by a subsidiary of IAC.

Effect of Delaware Anti-Takeover Statute

IAC is subject to Section 203 of the DGCL, which generally prevents corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination for the transaction which resulted in the stockholder becoming an interested stockholder has been approved in one of a number of specific ways. For purposes of Section 203, a “business combination” includes, among other things, a merger or consolidation involving IAC and the interested stockholder and a sale of more than 10% of IAC’s assets. In general, the anti-takeover law defines an “interested stockholder” as any entity or person beneficially owning 15% or more of a corporation’s outstanding voting stock and any entity or person affiliated or associated with such entity or person. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation’s outstanding voting stock. IAC has not “opted out” of the provisions of Section 203.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, and vote of stockholders or disinterested directors or otherwise.

The IAC certificate of incorporation and IAC by-laws provide for indemnification of IAC’s directors and officers (and their legal representatives), and of those serving at the request of the IAC board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee, or agent of another corporation, partnership, joint venture or other enterprise, to the fullest extent authorized by the DGCL, except that IAC will indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the IAC board of directors. The IAC by-laws provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition, provided that, if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, IAC’s directors and officers may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. In addition, to the extent that IAC’s officers and directors also serve as executive officers or directors of subsidiaries of IAC, such officers and directors are also subject to indemnification consistent with the indemnification provisions of the charter documents of such subsidiaries. IAC has policies of directors’ and officers’ liability insurance that insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. IAC believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The IAC certificate of incorporation provides for such limitation of liability.

Action by Written Consent

Under Section 228 of the DGCL, unless a corporation’s certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by a consent in writing executed by stockholders possessing not less than the minimum number of votes necessary to authorize or take such action at a meeting. The IAC certificate of incorporation does not expressly prohibit action by the written consent of stockholders.

Exclusive Forum Provisions

IAC’s bylaws include an exclusive forum provision. This provision provides that, unless IAC consents in writing to the selection of an alternative forum, the sole and exclusive forum is the Delaware Court of Chancery (or, if such court lacks jurisdiction, another state or federal court located within the State of Delaware) for: (1) any derivative action or proceeding brought on behalf of IAC, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent or stockholder of IAC to IAC or its stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (3) any action asserting a claim against IAC or any current or former director, officer, other employee or agent or stockholder of IAC arising pursuant to any provision of the DGCL, the IAC certificate of incorporation or the IAC by-laws, (4) any action asserting a claim related to or involving IAC or any current or former director, officer, other employee or agent or stockholder that is governed by the internal affairs doctrine, or (5) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL.

In addition, the IAC by-laws provide that, unless IAC consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for any action arising under the Securities Act against any person in connection with any offering of IAC securities.

The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which United States federal courts have exclusive jurisdiction.

Stockholders may not waive compliance with federal securities laws or the rules or regulations thereunder. The enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that a court could find the exclusive forum provisions that are expected to be contained in the IAC by-laws to be inapplicable or unenforceable.

Listing

IAC Common Stock trades on The Nasdaq Global Select Market under the ticker symbol “IAC”.

Transfer Agent

The transfer agent for the shares of IAC Common Stock and IAC Class B common stock is Computershare Trust Company, N.A.

THE 2013 PLAN

The following is a summary of the principal terms of the 2013 Plan, to the extent applicable to stock options granted under the 2013 Plan. The summary of the 2013 Plan is qualified in its entirety by reference to the full text of the 2013 Plan filed as exhibits to the registration statement of which this prospectus forms a part.

Introductory Note

The registration statement of which this prospectus forms a part covers shares of IAC Common Stock issuable upon exercise of options to purchase shares of IAC Common Stock that were granted under the 2013 Plan to current (and upon any termination of their employment, former) employees of Old Match and its subsidiaries whoare not employees of IAC, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such awards. The registration statement does not cover any shares of IAC Common Stock issued pursuant to the awards to be granted to any individual who is employed by, or serves on the board of directors of, IAC or any other awards that IAC may grant under the Plans in the future.

The 2013 Plan

The principal features of the 2013 Plan, to the extent applicable to options granted under the 2013 Plan, are described below. This summary is qualified in its entirety by reference to the full text of the 2013 Plan, a copyof which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part.

Administration of the 2013 Plan. The 2013 Plan is administered by the Compensation and Human Resources Committee of the IAC board of directors (or such other committee of the IAC board of directors as the IAC board of directors may from time to time designate, and for purposes of this summary, the “Committee”).

Option Terms. All options are non-qualified stock options. Each option has an exercise price equal to or greater than the fair market value of IAC Common Stock on the grant date of the option. Other than in connection with a spin-off, merger or similar corporate transaction, options cannot be repriced without stockholder approval.

Holders of options may pay the exercise price: (i) in cash, (ii) if approved by the Committee, in shares of IAC Common Stock covered by the 2013 Plan (valued at fair market value), (iii) with a combination of cash and shares of IAC Common Stock covered by the 2013 Plan, (iv) by way of a cashless exercise through a broker approved by IAC or (v) by withholding shares of IAC Common Stock covered by the 2013 Plan that are otherwise receivable on exercise.

Generally, vested options will remain exercisable for one (1) year after death, disability or retirement and for ninety (90) days after a termination of employment for any other reason. Vested options also terminate upon a termination of employment for cause. Options are transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee (including, if so permitted, pursuant to a transfer to family members or a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise).

Change in Control. Unless otherwise provided by the Committee, in the event that, upon a termination of employment (other than for cause or disability) or resignation for good reason during the two (2) year period following a change in control of IAC, all options outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and exercisable and will remain exercisable for the greater of: (i) the period that they would have remained exercisable absent the change in control provision and (ii) the lesser of the original term or one (1) year following such termination or resignation.

Amendment and Discontinuance. The 2013 Plan may be amended, altered or discontinued by the IAC board of directors, but no amendment, alteration or discontinuance may impair the rights of award holders without their consent. Amendments to the 2013 Plan will require stockholder approval to the extent such approval is required by applicable law or the listing standards of the applicable exchange. The 2013 Plan will terminate on June 26, 2023.

U.S. Federal Income Tax Consequences. The following is a summary of certain U.S. federal income tax consequences of IAC options granted under the 2013 Plan. The discussion is general in nature and does not take into account a number of considerations which may apply in light of individual circumstances under the 2013 Plan. Income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

All options are non-qualified stock options. Holders of options granted under the 2013 Plan will not recognize taxable income when a non-qualified stock option is granted and there will not be a corresponding tax deduction at such time. Holders of options granted under the 2013 Plan will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) upon the exercise of a non-qualified stock option equal to the excess of the fair market value of the shares of IAC common stock purchased over their exercise price and there will generally be a corresponding tax deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), apply.

Effective for taxable years beginning after December 31, 2017, compensation in excess of $1 million paid to IAC’s current named executive officers and certain former named executive officers, will not be deductible unless it qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017 (“Grandfathered Arrangements”). The Committee reserves the right to modify Grandfathered Arrangements in a manner that results in the loss of a compensation deduction if it determines that such modifications are consistent with IAC’s best interests.

The foregoing general tax discussion is for informational purposes only and not as tax guidance to individuals who receive options under the 2013 Plan. Holders of options under the 2013 Plan are strongly urged to consult their own tax advisors regarding the U.S. federal, state, local, foreign and other tax consequences to them of participating in the 2013 Plan.

LEGAL MATTERS

The validity of the shares of our common stock issuable under the 2013 Plan were passed upon by Kendall Handler, Esq., Senior Vice President, General Counsel & Secretary of IAC.

EXPERTS

The consolidated and combined financial statements of IAC/InterActiveCorp appearing in IAC/InterActiveCorp’s Current Report on Form 8-K dated June 1, 2021 for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The following table itemizes the fees and expenses payable by IAC in connection with the registration and sale of the securities being registered hereunder. All of such fees and expenses are estimates.

SEC Registration Fee	$423.47
Printing and Engraving Expenses	$120,000
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$85,900
Total	$306,323.47

Item 15. Indemnification Of Directors And Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding, subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

The organizational documents of the Registrant provide for indemnification of the Registrant’s directors and officers (and their legal representatives), and of those serving at the request of the relevant board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, to the fullest extent authorized by the DGCL, except that the relevant corporation shall indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the relevant board of directors. The by-laws of the Registrant specifically provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition; provided, that, if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, the directors and officers of the Registrant may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions and, to the extent such directors and officers serve as executive officers or directors of subsidiaries of the Registrant, consistent with the indemnification provisions of the charter documents of such subsidiaries. The Registrant has adopted (or may adopt) policies of directors’ and officers’ liability insurance to insure directors and officers against the costs of defense, settlement and/or payment of judgments under certain circumstances. The Registrant believes that the agreements and arrangements described above are necessary to attract and retain qualified persons as directors and officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of the Registrant provides for such limitation of liability.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description
4.1	Restated Certificate of Incorporation of IAC/InterActiveCorp, dated as of June 30, 2020 (filed as Exhibit 3.1(c) to IAC/InterActiveCorp’s Current Report on Form 8-K filed on July 2, 2020 and incorporated herein by reference)
4.2	Amendment to Restated Certificate of Incorporation of IAC/InterActiveCorp, dated as of May 24, 2021 (filed as Exhibit 4.2 to IAC/InterActiveCorp’s Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-251656) filed on May 26, 2021 and incorporated herein by reference)
4.3	Amended and Restated By-laws of IAC/InterActiveCorp, dated as of April 5, 2021 (filed as Exhibit 3.1 to IAC/InterActiveCorp’s Current Report on Form 8-K filed on April 9, 2021 and incorporated herein by reference)
5.1	Opinion of Kendall Handler, Esq., Senior Vice President, General Counsel & Secretary*
10.1	IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (filed as Exhibit 10.1 to Match Group, Inc.’s (f/k/a IAC/InterActiveCorp) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 and incorporated herein by reference)
23.1	Consent of Ernst & Young LLP*
23.2	Consent of Kendall Handler, Esq., Senior Vice President, General Counsel & Secretary (included in Exhibit 5.1)
24.1	Powers of Attorney (included as part of the signature pages hereto)

* Filed herewith

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)   That, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 10, 2021, in the City of New York, State of New York.

IAC/INTERACTIVECORP

By:	/s/ Kendall F. Handler
Name: Kendall F. Handler
Title: Senior Vice President, General Counsel and Secretary

Each person whose signature appears below constitutes and appoints Kendall F. Handler, Joanne Hawkins, and Tanya M. Stanich, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments) as well as any related Registration Statements (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on June 9, 2021.

Signature	Title

/s/ Barry Diller
Barry Diller	Chairman of the Board,
Senior Executive and Director

/s/ Joseph Levin
Joseph Levin	Chief Executive Officer and Director

/s/ Victor A. Kaufman
Victor A. Kaufman	Vice Chairman and Director

/s/ Glenn H. Schiffman
Glenn H. Schiffman	Executive Vice President and
Chief Financial Officer

/s/ Michael H. Schwerdtman
Michael H. Schwerdtman	Senior Vice President and Controller
(Principal Accounting Officer)

/s/ Chelsea Clinton
Chelsea Clinton	Director

/s/ Michael D. Eisner
Michael D. Eisner	Director

/s/ Bonnie S. Hammer
Bonnie S. Hammer	Director

/s/ Bryan Lourd
Bryan Lourd	Director

/s/ Westley Moore
Westley Moore	Director

/s/ David Rosenblatt
David Rosenblatt	Director

/s/ Alan G. Spoon
Alan G. Spoon	Director

/s/ Alexander von Furstenberg
Alexander von Furstenberg	Director

/s/ Richard F. Zannino
Richard F. Zannino	Director